Exhibit 10.30

English Summary

Construction Contract

This Contract is entered into by and between Daqo New Material Co., Ltd. as the owner (hereinafter the “Owner”) and China Tianchen Chemical Engineering Co., Ltd. as the general contractor (hereinafter the “Contractor”) on June 27, 2007 for the purpose of constructing a polysilicon project with an annual output of 1,500 tons.

GENERAL PROVISION

1. The Contractor shall construct for the Owner a polysilicon project with an annual output of 1,500 tons in the Salt and Gas Industrial Park at Wanzhou, Chongqing (hereinafter the “Project”). The Contractor’s responsibilities include design and construction as well as repair of the Project within the warranty period.

2. The Owner shall make payment to the Contractor pursuant to the terms and conditions hereof.

PRICE AND PAYMENT

3. The total price of this Contract shall be RMB895,000,000.

4. The Owner shall make advance payments to the Contractor at an amount equal to 5% of the total Contract price in two installments within 10 and 20 business days after the execution of this Contract, respectively.

5. The Owner shall make monthly payments to the Contractor in accordance with the progress of the project.

6. The Owner shall pay 30% of the equipment purchase price to the Contractor upon execution of any equipment purchase agreement, 40% prior to the delivery of the equipment and the remaining 30% upon receipt and inspection of the equipment.

7. The Owner shall pay 40% of the material purchase price upon execution of any material purchase agreement and the remaining 60% upon receipt and inspection of the materials.

8. The Owner shall pay construction fees and miscellaneous fees (i.e. fees such as management fees and taxes that are not included in the design fees, purchase fees and construction fees) to the Contractor once a month in accordance with the progress of the project, at the amount equal to the result of the total amount of construction fees or miscellaneous fees multiplied by the percentage of work completed within the month.

9. If the Owner delays in payment, the Owner shall pay the Contractor a liquidated damage calculated using the same lending interest rate of bank loan published by the Chinese central bank for the same amount and same period with respect to the delayed amount on a monthly basis.

OBLIGATIONS OF THE CONTRACTOR

10. The Contractor shall complete the construction of the Project in accordance with the agreed design and ensure that the completed Project satisfies the designed commercial purposes.

11. The warranty period of the Project shall be one year from the manufacturing of the first batch of polysilicon, but in no event shall be shorter than 6 months after the whole Project is put into operation. In the event that the Project fails to manufacture polysilicon for reasons other than Contractor’s fault, the warranty period shall automatically terminate after 18 months of delivery of the Project.

12. The Contractor shall provide the necessary equipments, materials, documents, personnel and services in connection with the construction of the Project.

13. The Contractor shall ensure that none of its sub-contractors sub-contracts the Project to any third parties except for labor outsourcing. The Contractor shall remain liable for all the work completed by any of its sub-contractors or their agents or employees, as if such work were completed by the Contractor on its own. The Contractor shall notify and obtain the consent of the Owner at least 28 days prior to: (i) the proposed hiring of any sub-contractors (the Contractor shall provide the Owner with detailed information of such sub-contractors); (ii) the proposed commencement date of any sub-contractors; and (iii) the proposed commencement date of the site work of the sub-contractors.

14. The Contractor shall, subject to the inspection of the Owner, establish a quality control system to ensure the quality of the Project.

15. The Contractor shall adopt all necessary measures to comply with all applicable environmental laws and regulations.

TERMINATION OF THE CONTRACT BY THE OWNER

16. In the event that the Contractor fails to perform any of its obligations hereunder, the Owner may notify and request the Contractor to make remedies within a reasonable period of time.

17. The Owner may terminate this Contract by giving 14 days’ notice to the Contractor if: (i) the Contractor fails to make remedies within a reasonable period of time after receipt of the notice; (ii) the Contractor abandons the Project or expressly manifests an intention to abandon the Project; (iii) the Contractor sub-contracts the whole Project or assigns this Contract to a third- party without the Owner’s consent; (iv) the Contractor becomes insolvent or (v) any material construction quality accident and/or safety accident occurs. In the event of (iv) and (v), the Owner may terminate this Contract immediately.

18. The Owner may also terminate this Contract at any time by giving the Contractor a notice which shall take effect on the 28th day after the Contractor receives the notice. Under such circumstance, the Owner shall pay the Contractor: (i) the price for any completed work; (ii) the prices for equipments or materials purchased for the purpose of this Contract (after payment, the title to such equipments or materials, together with risks of damage or loss, will be transferred to the Owner; (iii) any other reasonable costs incurred by the Contractor in anticipation of completing the Project; (iv) the cost for removal of the Contractor’s equipments from the construction site; and (v) the cost for dismissing any employees of the Contractors who are hired solely for the purpose of this Contract.

TERMINATION OF THE CONTRACT BY THE CONTRACTOR

19. The Contractor may suspend the construction of the Project by giving a 21 days’ notice to the Owner if the Owner fails to make payment in accordance with the terms and conditions hereof until the Contractor receives proper payment.

20. The Contractor may terminate this Contract by giving a 14 days’ notice to the Owner if: (i) the Owner delays the payment for more than 42 days; (ii) the Owner assigns this Contract to any third party; or (iii) the Owner becomes insolvent. In the event of (iii), the Contractor may terminate this Contract immediately.

LIQUIDATED DAMAGES

21. The target completion date for the Project shall be June 30, 2008. If the Contractor completes the Project prior to the target completion date, the Owner shall pay a bonus equal to 0.05% of the Contract price per day for each day between the actual completion date and the target completion date. If the Contractor fails to complete the Project on the target completion date, the Contractor shall enjoy a one month grace period during which it shall expedite the construction. If the Contractor fails to complete the Project on or prior to July 31, 2008, the Contractor shall pay the Owner a liquidated damage equal to 0.05% of the Contract price per day for each day after July 31, 2008 until the Project is completed.

22. In the event that the Contractor or the sub-contractor replaces the agreed key personnel without prior consent of the Owner, the Contractor shall pay a liquidated damage to the Owner ranging from RMB100,000 to RMB1 million per replacement depending on the importance and position of the replaced person.

23. In no event shall the above-mentioned bonus or liquidated damages exceed 5% of the Contract price.

CLAIMS AND DISPUTE RESOLUTION

24. In the event that the Contractor believes that it is entitled to any additional payment or extension in time of delivery, it shall give the Owner a notice within 28 days’ notice of the event which it believes gives arise to such additional payment or extension. If the Contractor fails to give the aforesaid notice within 28 days, no additional payment shall be made and no extension in time of delivery shall be granted.

25. In the event that the Owner believes that it is entitled to any damages from the Contractor or any extension for notice period, it shall notify the Contractor as soon as possible and in the event of extension for notice period, prior to the expiration of the notice period.

26. In the event of potential disputes, the parties shall try to resolve the disputes through friendly negotiation. In the event that the parties are not able to resolve the disputes through negotiation, either party may bring an arbitration with the China International Economic and Trade Arbitration Commission. The place of arbitration shall be Nanjing.